UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549

                             FORM 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 3, 1999



  Commission  Registrant; State of          IRS Employer
  File        Incorporation;                Identification Number
  Number      Address; and Telephone Number

  1-13739     UNISOURCE ENERGY CORPORATION    86-0786732
              (An Arizona Corporation)
              220 West Sixth Street
              Tucson, AZ  85701
              (520) 571-4000






Item 5.  Other Events
---------------------

UniSource Energy Corporation Dividend
-------------------------------------

   On December 3, 1999, the Board of Directors of UniSource Energy Corporation (UniSource Energy) declared a dividend in the amount of $0.08 per share of UniSource Energy's Common Stock, no par value. The dividend is payable March 10, 2000 to shareholders of record at the close of business February 15, 2000. This is UniSource Energy's first dividend to shareholders. Tucson Electric Power Company, now the wholly-owned principal operating subsidiary of UniSource Energy, last paid a common stock dividend to its public shareholders in 1989.






                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               UniSource Energy Corporation
                                       (Registrant)


Date: December 6, 1999                  Kevin P.Larson
                                     ----------------------
                                        Kevin P. Larson
                                      Assistant Treasurer